DENNY’S CORPORATION REALIGNS LEADERSHIP TEAM
- Promotes Mark Wolfinger to President -
- Promotes Robert Verostek to Chief Financial Officer -
- Promotes John Dillon to Executive Vice President, Chief Brand Officer -

SPARTANBURG, S.C., February 4, 2020 - Denny’s Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest franchised full-service restaurant chains, is realigning its leadership team to position the company for continued growth. All of these promotions are effective February 6, 2020.

“These key leadership changes represent the culmination of a multi-year planning process,” said Brenda Lauderback, Denny’s Board Chairwoman. “As Chief Executive Officer, John Miller will continue to focus on our brand revitalization initiatives through his strategic and visionary leadership, while Mark Wolfinger will become more involved with broader aspects of daily business operations as President. Given Robert Verostek’s strong financial acumen, his leadership will further strengthen our financial team in his new role of Chief Financial Officer, and John Dillon adding the role of Executive Vice President and Chief Brand Officer will provide additional leadership on our brand efforts around the globe as we move into the future.”

John Miller has been Chief Executive Officer and President since joining Denny’s in 2011. Prior to joining the company, he was Chief Executive Officer and President of Taco Bueno Restaurants, Inc. starting in 2005, and held various officer roles at Brinker International, Inc. starting in 1987. Mr. Miller will continue to lead the strategic direction of the company and remain a member of the Denny’s Corporation Board of Directors.

Mr. Wolfinger will succeed Mr. Miller as the President of the company. Mr. Wolfinger has been Executive Vice President and Chief Administrative Officer since April 2008 and Chief Financial Officer since joining Denny’s in 2005. He will also continue to serve as a member of the Denny Corporation’s Board of Directors.

Mr. Verostek becomes Chief Financial Officer and Senior Vice President. He has been Senior Vice President, Finance since late in 2016, and previously was the Vice President, Financial Planning & Analysis and Investor Relations starting in 2012. Mr. Verostek served in various additional financial leadership roles since joining Denny’s in 1999.

Mr. Dillon will be Denny’s Executive Vice President and Chief Brand Officer. He has been Senior Vice President and Chief Brand Officer since December 2018. Previously, he was Senior Vice President and Chief Marketing Officer starting in 2014, and Vice President, Brand and Field Marketing starting in 2013. Mr. Dillon served in various additional marketing leadership roles since joining Denny’s in 2007.

About Denny’s

Denny's Corporation is the franchisor and operator of one of America's largest franchised full-service restaurant chains, based on the number of restaurants. As of December 25, 2019, Denny’s had 1,703 franchised, licensed, and company restaurants around the world including 144 restaurants in Canada, Puerto Rico, Mexico, the Philippines, New Zealand, Honduras, the United Arab Emirates, Costa Rica, Guam, Guatemala, the United Kingdom, El Salvador, Aruba, and Indonesia. For further information on Denny's, including news releases, links to SEC filings, and other financial information, please visit the Denny's investor relations website at investor.dennys.com.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect its best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries, and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expect”, “anticipate”, “believe”, “intend”, “plan”, “hope”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  competitive pressures from within the restaurant industry; the level of success of our operating initiatives and advertising and promotional efforts; adverse publicity; health concerns arising from food-related pandemics, outbreaks of flu viruses, such as avian flu, or other diseases; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy (including with regard to energy costs), particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports and other filings, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 26, 2018 (and in the Company’s subsequent quarterly reports on Form 10-Q).

Investor Contact:
Curt Nichols
877-784-7167

Media Contact:
Hadas Streit, Allison+Partners
646-428-0629